SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
December 17, 2019

ALLIANCE DATA SYSTEMS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-15749	31-1429215
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3075 LOYALTY CIRCLE
COLUMBUS, OH 43219
(Address and Zip Code of Principal Executive Offices)

(614) 729-4000
(Registrant’s Telephone Number, including Area Code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	ADS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    [  ]

Item 1.01 Entry into a Material Definitive Agreement.

Purchase Agreement

On December 17, 2019, Alliance Data Systems Corporation, as the issuer (the "Company"), and certain of its subsidiaries, as guarantors (the "Closing Date Guarantors"), entered into a purchase agreement (the "Purchase Agreement") with BofA Securities, Inc., as the representative of the initial purchasers named in the Purchase Agreement (the "Initial Purchasers"), under which the Company agreed to sell $850 million aggregate principal amount of its 4.750% senior notes due 2024 (the "Notes") to the Initial Purchasers. The Company and the Closing Date Guarantors have agreed to indemnify the Initial Purchasers against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"), or to contribute to payments the Initial Purchasers may be required to make because of any such liabilities. The offering of the Notes closed on December 20, 2019.  The description of the Purchase Agreement herein is qualified in its entirety by reference to the full text of such Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Indenture

The Notes are governed by an indenture (the "Indenture") dated as of December 20, 2019 among the Company, the Closing Date Guarantors, and MUFG Union Bank, N.A., as trustee. Pursuant to the Indenture, interest on the Notes will accrue at a rate of 4.750% per annum on the principal amount from December 20, 2019, payable semi-annually in arrears on June 15 and December 15 of each year, beginning on June 15, 2020. The Notes will mature on December 15, 2024, subject to earlier repurchase or redemption.

Guarantees
The Notes are guaranteed on a senior unsecured basis by each of the Company's existing and future domestic restricted subsidiaries that incurs or in any other manner becomes liable for any debt under the Company’s domestic credit facilities, including the 2017 Credit Agreement (as defined below) (the "Guarantors"), which, on the date of issuance of the Notes, were the Closing Date Guarantors.

Ranking
The Notes rank equally in right of payment to the Company's existing and future senior unsecured debt, including debt under the 2017 Credit Agreement, and senior in right of payment to any future debt that is by its terms expressly subordinated to the Notes. The guarantees rank equally in right of payment to all of the Guarantors' existing and future senior unsecured debt, including their guarantees of debt under the 2017 Credit Agreement, and senior in right of payment to any existing and future debt that is expressly subordinated in right of payment to the guarantees. The Notes and the guarantees are effectively subordinated to the Company's and Guarantors' secured debt to the extent of the value of the assets securing such debt. The Notes and the guarantees are structurally subordinated to all existing and future liabilities (including trade payables) of the Company's subsidiaries that do not guarantee the Notes. The Notes rank senior to any Series A Preferred Stock of the Company issued under the Company’s Certificate of Designations of Series A Non-Voting Convertible Preferred Stock with respect to rights upon liquidation, winding up and dissolution.

Optional Redemption
The Company may redeem some or all of the Notes at any time on or after December 15, 2021 at the redemption prices listed in the Indenture, plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date.  Prior to December 15, 2021, the Company may redeem some or all of the Notes at any time at a redemption price of 100% of the principal amount, plus accrued and unpaid interest, if any, to, but not including, the redemption date, plus a "make-whole" premium.  In addition, at any time prior to December 15, 2021, the Company may, with an amount equal to the net cash proceeds of one or more qualified equity offerings, as defined in the Indenture, redeem up to 40% of the aggregate principal amount of the outstanding Notes at a redemption price equal to 104.750% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date, provided that such redemption occurs within 90 days following the closing of such qualified equity offering, and at least 50% of the aggregate principal amount of the Notes originally issued under the Indenture remain outstanding immediately following such redemption.

Change of Control; Mandatory Offer to Repurchase Following Certain Asset Sales
Upon the occurrence of certain kinds of changes of control, the Company must offer to purchase the Notes at 101% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase.  If, within 365 days after the sale of certain assets of the Company or its restricted subsidiaries, as defined in the Indenture, the Company does not either repay certain debt or reinvest the excess proceeds of such asset sales as set forth in the Indenture, under certain circumstances the Company must offer to use such excess proceeds to repurchase the Notes on the terms set forth in the Indenture.

Covenants
The Indenture contains covenants that limit, among other things, the Company's ability and the ability of some of its subsidiaries to (i) incur additional debt, (ii) declare or pay dividends, redeem stock or make other distributions to stockholders, (iii) make investments, (iv) create liens or use assets as security in other transactions, (v) merge or consolidate, or sell, transfer, lease or dispose of substantially all of the Company's assets, (vi) enter into transactions with affiliates, (vii) sell or transfer certain assets and (viii) enter into any consensual encumbrance or restriction on the ability of certain of the Company's subsidiaries to pay dividends or make loans or sell assets to the Company. The covenants are subject to a number of important qualifications, exceptions and limitations.

Events of Default
The Indenture includes customary events of default, including, among other things, payment default, covenant default, certain defaults under other indebtedness of the Company or certain of its subsidiaries, the failure to timely satisfy judgments over a certain sum against the Company or certain of its subsidiaries, and bankruptcy, insolvency or reorganization affecting the Company or certain of its subsidiaries.

No Registration Rights
The Company will not file a registration statement for the resale of the Notes. As a result, holders may only resell the Notes pursuant to an exemption from the registration requirements of the Securities Act, to the extent available, and other applicable securities laws. The Notes and the guarantees (together, the "Securities") have not been, and will not be, registered under the Securities Act. The Company offered and sold the Securities to the Initial Purchasers in reliance on the exemption from registration requirements provided by Section 4(a)(2) of the Securities Act. The Company relied on this exemption from registration requirements in part based on representations made by the Initial Purchasers in the Purchase Agreement. The Initial Purchasers then sold the Securities to qualified institutional buyers pursuant to exemptions from registration requirements provided by Rule 144A and Regulation S under the Securities Act.

The description of the Indenture herein is qualified in its entirety by reference to the full text of such Indenture, a copy of which is attached as Exhibit 4.1 hereto and incorporated by reference herein.

Use of Proceeds

After deducting the fees payable to the Initial Purchasers and the estimated offering expenses, the net proceeds to the Company from the offering of Notes are estimated to be approximately $833.0 million. The Company used the net proceeds from the offering to prepay a portion of the outstanding indebtedness under the term loans provided for in the 2017 Credit Agreement.

This Current Report on Form 8-K does not constitute an offer to sell nor a solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Certain of the Initial Purchasers and their affiliates have performed and/or may in the future perform financial advisory, investment banking and commercial banking services in the ordinary course of business to the Company, the guarantors and certain of their affiliates, for which they have received, and may in the future receive, customary fees and expense reimbursement. Certain of the Initial Purchasers in this offering and/or their affiliates serve as lenders and/or agents under the 2017 Credit Agreement and will receive their pro rata portion of the net proceeds from this offering that will be used to repay a portion of the outstanding indebtedness under the term loan provided for in the 2017 Credit Agreement. MUFG Union Bank, N.A. is acting as trustee under the Indenture and is an affiliate of MUFG Securities Americas Inc., an Initial Purchaser. Further, certain of the Initial Purchasers (or certain of their affiliates thereof) may be our customers under customary contractual arrangements from time to time.

Fourth Amendment to Amended and Restated Credit Agreement

On December 20, 2019, the Company and the Closing Date Guarantors entered into a Fourth Amendment to Amended and Restated Credit Agreement with Wells Fargo Bank, National Association (“Wells Fargo”), as Administrative Agent, and the lenders party thereto (the “Fourth Amendment”), which amended the Amended and Restated Credit Agreement dated as of June 14, 2017, among the Company, the Closing Date Guarantors, Wells Fargo and the various agents and lenders party thereto (as amended, supplemented or otherwise modified prior to the Fourth Amendment, the “2017 Credit Agreement”) to extend the maturity date of the 2017 Credit Agreement from June 14, 2021 to December 31, 2022 for each consenting lender, reduce the aggregate revolving credit commitments of the lenders under the 2017 Credit Agreement from $1,072.4 million to $750.0 million, add a consolidated minimum tangible net worth covenant upon certain triggering events and make certain other amendments.  The Fourth Amendment also required the Company to prepay the term loans under the 2017 Credit Agreement to $2,028,800,000 upon consummation of the offering of the Notes, which obligation was satisfied in full with a prepayment of $832,993,716, representing the net proceeds from the offering of the Notes.

The description of the Fourth Amendment herein is qualified in its entirety by reference to the full text of such Fourth Amendment, a copy of which is attached as Exhibit 10.2 hereto and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 above is incorporated herein by reference.

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth in Item 1.01 above with respect to the Company’s obligation to prepay the term loans under the 2017 Credit Agreement to $2,028,800,000 is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 above with respect to the Indenture’s limitations on the payment of dividends, redemption of stock or other distributions to the Company’s stockholders is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure

On December 23, 2019, Alliance Data Systems Corporation issued a press release announcing the completion of the placement of $850.0 million in unsecured 4.750% Senior Notes due 2024, and the amendment of its credit facility.  A copy of this press release is furnished as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document Description

4.1*
Indenture, dated as of December 20, 2019, among Alliance Data Systems Corporation, certain of its subsidiaries as guarantors and MUFG Union Bank, N.A., as trustee (including the form of the Company’s 4.750% Senior Note due December 15, 2024).

10.1
Purchase Agreement, dated as of December 17, 2019, by and among Alliance Data Systems Corporation, subsidiary guarantors party thereto and BofA Securities, Inc., as representative of the several Initial Purchasers party thereto.

10.2
 Fourth Amendment to Amended and Restated Credit Agreement, dated as of December 20, 2019, by and among Alliance Data Systems Corporation, certain of its subsidiaries as guarantors, Wells Fargo Bank, National Association, as administrative agent, and various other agents and lenders.

99.1	Press Release dated December 23, 2019.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*  Certain exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Alliance Data hereby undertakes to furnish supplementally copies of any of the omitted exhibits upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Data Systems Corporation

Date: December 23, 2019	By:	/s/ Joseph L. Motes III
Joseph L. Motes III
Executive Vice President, Chief Administrative Officer, General Counsel and Secretary